PARLEX CORPORATION

                           Listing of Subsidiaries


        Parlex International Corporation
               Incorporated - St. Thomas, U.S. Virgin Islands
               Organized as a Foreign Sales Corporation
               January 8, 1985



        Parlex Nevada, Inc.(Inactive)
               Incorporated in State of Nevada
               Date of Incorporation - February 1, 1988



        Parlex (Shanghai) Circuit Co., Ltd.
               Incorporated in Shanghai, China
               Date of Incorporation - May 29, 1995